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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-31162, 33-35625, 33-64034, 33-64036, and 33-60763) pertaining to the 1983 Stock Option Plan, the 1990 Employee Stock Purchase Plan, the 1993 Stock Option Plan, the 1993 Outside Director Stock Option Plan and the 1995 Employee Stock Purchase Plan of BGS Systems, Inc. of our report dated March 14, 1996, with respect to the consolidated financial statements and schedule of BGS Systems, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 1996.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
April 19, 1996